TEXTRON INC.
2024 LONG-TERM INCENTIVE PLAN

1. Purposes of the Plan
The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.
After the Effective Date, no further Awards will be granted under the Prior Plan.
2. Definitions and Rules of Construction
(a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
“Annual Meeting” means the Company’s Annual Meeting of Shareholders.
“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Share Unit or Other Award granted by the Committee pursuant to the terms of the Plan.
“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in paper, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.
“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Cause” shall have the meaning set forth in the applicable Award Document.
“Change of Control” means:
(i)    Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act other than the Company, any “person” who on the Effective Date was a director or officer of the Company, any trustee or other fiduciary holding Common Stock under an employee benefit plan of the Company or a Subsidiary, or any corporation which is owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company, or
(ii)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period (or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board, or

(iii)    the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv)    the consummation of the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.
For the avoidance of doubt, no change in ownership or control of a Subsidiary or business, whether through a sale of stock or assets or merger, consolidation, spin-off or otherwise, shall be a Change of Control hereunder unless the transaction triggers any of (i) through (iv) above with respect to the Company.
If an Award is subject to Section 409A of the Code, the payment or settlement of the Award shall accelerate upon a Change of Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the time or form of payment of an Award that is subject to Section 409A or an Award’s exemption from the requirements of Section 409A (including accelerated vesting or adjustment of the amount of the Award) may occur upon a Change of Control as defined in the Plan, regardless of whether the event also constitutes a change in control under Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Organization and Compensation Committee of the Board, except that, with respect to grants to Non-Employee Directors, “Committee” means the Nominating and Corporate Governance Committee of the Board, and, in each case, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 16(b) of the Exchange Act and the applicable rules of the NYSE; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.
“Common Stock” means the common stock of the Company, par value $0.125 per share, or such other class of share or other securities as may be applicable under Section 14 of the Plan.
“Company” means Textron Inc., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.
“Effective Date” means the date on which the Plan is approved by the shareholders of the Company.
“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to a share of Common Stock, the closing selling price of a share of Common Stock on the relevant date of determination as reported on the composite tape for securities listed on the NYSE, or such national securities exchange as may be designated by the Committee. If there were no sales on the relevant date, the fair market value shall equal the closing share price on the most recent day preceding the relevant date during which a sale occurred.
“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code.
“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.
“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
“NYSE” means the New York Stock Exchange or any successor thereto.
“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.
“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Share Unit, or Stock Appreciation Right, granted pursuant to Section 12 of the Plan.
“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the same meaning as “parent corporation” set forth in Section 424(e) of the Code.
“Participant” means an Eligible Individual who has been granted an Award under the Plan.
“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.
“Performance Stock” means an Award of Shares, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on achievement of Performance Targets, granted pursuant to Section 10(b) of the Plan.
“Performance Target” means the performance objectives (which may be objective or subjective) established by the Committee in its sole discretion for an Award with respect to a particular Performance Period.  A Performance Target may be based on individual performance, performance of the Company (as a whole or with respect to one or more business segments, business units, divisions, departments, regions, functions or other organization units within the Company or its Subsidiaries), and/or other performance criteria established by the Committee. Performance Targets and underlying performance criteria may be stated in absolute or relative terms, and may be established or adjusted to include or exclude any components of any performance measure, including, but not limited to, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring, infrequently occurring or one-time events affecting the Company or its financial statements, the effects of acquisitions or divestitures or other items deemed not reflective of the Company’s core performance, or changes in law or accounting principles.
“Performance Share Unit” means an Award that grants a right to receive Shares or cash in the future based on achievement of Performance Targets, granted pursuant to Section 10(c) of the Plan.

“Plan” means this Textron Inc. 2024 Long-Term Incentive Plan, as set forth herein and amended or restated from time to time.
“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.
“Prior Plan” means the Textron Inc. 2015 Long-Term Incentive Plan, as amended from time to time.
“Restricted Stock” means one or more Shares granted pursuant to Section 8(b) of the Plan.
“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(c) of the Plan.
“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 14(b).
“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.
“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest greater than 50% and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.
“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.
“Target Number” means, if applicable, the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.
(b) Rules of Construction. Whenever used in the Plan, (i) the masculine pronoun shall be deemed to include the feminine pronoun; (ii) the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise; (iii) the word “include” shall mean “including but not limited to”; (iv) references to a statute or regulation or statutory or regulatory provision shall include the provision (or a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; (v) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or an agency or other governmental authority, and (vi) applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences. Unless the text indicates otherwise, references to sections are to sections of the Plan.
3. Administration
(a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:
(i)    select the Participants from the Eligible Individuals who are employees;
(ii)    grant Awards in accordance with the Plan;

(iii)    determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;
(iv)    determine the terms and conditions of each Award, including those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;
(v)    subject to Sections 6 (Awards in General), 16 (restrictions on amendment and termination) and 17(e) (Section 409A of the Code), amend the terms and conditions of an Award after the granting thereof;
(vi)    specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;
(vii)    construe and interpret any Award Document delivered under the Plan;
(viii) make factual determinations in connection with the administration or interpretation of the Plan;
(ix)    adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;
(x)    employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;
(xi)    vary the terms of Awards to Participants in non-US jurisdictions to take account of local tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;
(xii)    correct any defects, supply any omission or reconcile any ambiguity or inconsistency in any Award Document or the Plan; and
(xiii)    make all other determinations and take any other action desirable or necessary to interpret, construe, administer or implement properly the provisions of the Plan or any Award Document~~.~~ so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of the stock exchange, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Document, provided that no such action shall be taken absent stockholder approval to the extent required under Section 17.
(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.
(d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof, or to one or more officers or employees of the Company, as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) with respect to Awards granted to or held by Non-Employee Directors or employees who (at the time of any action) are subject to the reporting rules under Section 16(a) of the Exchange Act or (ii)  to a person or body to make Awards to themselves or (iii) pursuant to Section 17 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, officer, officers, or employee or employees to whom the Committee delegates authority as permitted by this Section 3(d).

(e) Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Restated Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.
(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.
4. Eligibility
(a) Eligible Individuals. Awards may be granted to employees and Non-Employee Directors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the Eligible Individuals to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.
(b) Grants to Participants. No obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant shall arise solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. A Participant may be granted more than one Award, and an Eligible Individual may be designated as a Participant for overlapping periods of time.
5. Shares Subject to the Plan
(a) Plan Limit. Subject to adjustment in accordance with Section 14 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 10,000,000, plus any Shares subject to awards granted under the Prior Plan that after the Effective Date cease to be subject to such awards due to cancellation, forfeiture, or expiration of such awards. Notwithstanding anything to the contrary herein, the maximum number of Shares that may be issued for all purposes under the Plan shall be reduced by one share for every share subject to an award granted under the Prior Plan after March 2, 2024 and prior to the Effective Date. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. No more than 10,000,000 Shares may be issued pursuant to Incentive Stock Options.

(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards that are both denominated and intended to be settled in Shares and, for all other awards, by the number of Shares, if any, actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, the following Shares will not be added back to the Plan Limit: (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Option or Stock Appreciation Right or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award, (ii) Shares that are purchased on the open market using the proceeds from exercise of an Option, and (iii) all of the Shares covered by a stock-settled Stock Appreciation Right (to the extent exercised). For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards that are both denominated and intended to be settled in Shares under the Plan that are forfeited or canceled or otherwise expire for any reason without having been exercised or settled, or that are settled through issuance of consideration other than Shares (including cash), shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.
(c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Sections 5(b) and 13 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:
(i)    the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Share Units and Other Awards that are payable in Shares granted under the Plan shall equal 3,127,000 Shares in the aggregate, plus any Shares subject to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Share Units and Other Awards that are payable in Shares granted under the Prior Plan that after the Effective Date cease to be subject to such awards on account of cancellation, forfeiture, or expiration of such awards.
(ii)    the value of Awards (measured as of the date of grant based on the grant date fair value for financial reporting purposes) granted to a Non-Employee Director in any one calendar year shall not exceed $500,000; and
(iii)    Except with respect to a maximum of five percent (5%) of the aggregate number of Shares authorized for issuance under the Plan, Awards of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Share Units, and any other stock-based Awards shall provide for a minimum vesting period of at least one year from the grant date of the Award; provided that (i)  the Committee may permit, or an Award Document may provide for, acceleration of vesting as described in Section 6 or in the event of a Participant’s termination of employment due to death or disability; and (ii) the foregoing limit shall not apply to substitute awards.
(d)    Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).
6. Awards in General
(a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Share Units and Other Awards.

Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions consistent with the Plan. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.
(c) Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries (including in connection with a divestiture of a Subsidiary). Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, alter the form of payment, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.
(d) Change of Control. (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with, or after the effective time of a Change of Control, take such actions as it may consider appropriate, including: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference, if any, between the highest price paid for a Share in the Change of Control transaction and the exercise price of the Award. If an Award is subject to Section 409A of the Code, the Committee shall have discretion to alter the terms of the Award only to the extent that the alteration would not cause the Award to fail to satisfy the requirements of Section 409A. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary) if a Participant’s employment with the Company and Subsidiaries is terminated involuntarily without Cause, within two years after a Change of Control:
(1)    any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Participant’s termination shall become immediately exercisable;
(2)    any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Participant’s termination shall lapse;
(3)    the Performance Targets with respect to all Performance Share Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Participant’s termination shall be deemed to have been attained at the specified target level of performance;

(4)    all Awards denominated in Shares outstanding as of the effective date of the Participant’s termination shall be immediately vested; and
(5)    any Award that became earned or vested as a result of the Participant’s termination or the Change of Control shall be paid in full within 30 days after the vesting date (unless the payment would constitute an impermissible acceleration under Section 409A of the Code, in which case the payment shall be made on the original distribution date).
To the extent provided under the applicable Award Document, resignation by a Participant for “good reason” (as defined in the Award Document) shall be treated as an involuntary termination of the Participant’s employment without Cause.
(ii)    Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 17 and the requirements of Section 409A of the Code, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to the approval by the shareholders of the Company of a transaction which would result in a Change of Control (or, if earlier, the occurrence of a Change of Control).
(e) Dividends and Dividend Equivalents. Participants holding Awards may, if the Committee so determines, be credited with dividends or dividend equivalents in respect of the Shares underlying Awards, in a manner determined by the Committee in its sole discretion. Such dividends or dividend equivalents may be subject to such restrictions as the Committee deems appropriate and the Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including by cash or issuance of Shares, Restricted Stock, Restricted Stock Units or other Awards. Notwithstanding the foregoing, (i) in no event will dividends or dividend equivalents be credited or paid in respect of Options or SARs, (ii) in no event will dividends or dividend equivalents be paid in respect of any Award that is not yet vested and (iii) dividends or dividend equivalents credited in respect of an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award, and shall be paid or settled at the same time as Shares on which they were credited are paid or settled under the Award.
(f) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his or her nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 14.
(g) Performance-Based Awards. The Committee may determine whether the grant, issuance, retention, vesting and/or settlement of any Award (or portion of an Award) under the Plan will be conditioned in whole or in part on the achievement of one or more Performance Targets.  A Performance Target may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum payout amount for exemplary performance.
(h) Deferrals.  No Option or Stock Appreciation Right shall include a right to defer gain upon exercise or any other deferral feature. Deferrals of other Awards shall be subject to provisions of the Award Document or another plan document that satisfies the requirements of Section 409A of the Code.

(i) Repricing of Options and Stock Appreciation Rights. Notwithstanding any other provision of the Plan, except as may be specifically authorized by the Company’s shareholders, at any time when the exercise price of an Option or Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not reduce the exercise price of such Option or Stock Appreciation Right and shall not exchange such Option or Stock Appreciation Right for a new Award with a lower (or no) exercise price or for cash. The foregoing shall not (i) prevent adjustments pursuant to Section 14 or (ii) apply to grants of Substitute Awards.
(j)    Clawback Provision. This Section 6(j) sets forth the Company’s recovery policy in respect of Erroneously Awarded Compensation (as defined below) and shall be interpreted consistently with the intent to comply with the requirements of Section 303A.14 of NYSE’s Listed Company Manual (the “Listed Company Manual”).

(i)    Definitions. Unless the context otherwise requires, the following terms have the meanings set forth in the Listed Company Manual, which is as follows:

“Executive Officer” means the Company’s principal executive officer (referred to in the Listed Company Manual as “president”), principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

“Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures.

“Incentive-Based Compensation” is any Award that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

“Received” Incentive-Based Compensation is deemed Received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

(ii)    Recovery Policy

It is the policy of the Company that, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company shall recover reasonably promptly from each Executive Officer the amount, if any, of Incentive-Based Compensation Received by an Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts (“Erroneously Awarded Compensation”), computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount of Erroneously Awarded Compensation shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received.

This Recovery Policy applies to all Incentive-Based Compensation Received by a person: (A) after beginning service as an Executive Officer; (B) who served as an Executive Officer at any time during the performance period for that Incentive-Based Compensation; (C) while the Company has a class of securities listed on a national securities exchange or a national securities association; (D) during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described in this Section 6.1(j) and, if applicable, to any transition period as set forth in Section 303A.14.

(iii)    Additional Rules

(A)    For purposes of this Section 6(j), the Company shall be deemed to be required to prepare an accounting restatement as of the earlier of (I) the date the Board or a committee thereof, or an officer of the Company authorized to take such action if board action is not required, concludes or reasonably should have concluded that a restatement is required or (II) the date a court, regulator, or other legally authorized body directs the Company to prepare a restatement.

(B)    Notwithstanding any other provision of this Section 6(j), the Company shall not be required to recover Erroneously Awarded Compensation to the extent that an exception set forth in Section 303A.14 (c)(1)(iv) of the Listed Company Manual (relating to impracticability by reason of expense to recover, violations of certain laws, or anti-alienation rules for tax-qualified plans) applies.

(C)    The Company shall not indemnify any Executive Officer or former Executive Officer against the loss of Erroneously Awarded Compensation.

(D)    The Committee shall maintain documentation related to enforcement of this Recovery Policy in accordance with the requirements of the Listed Company Manual.

(E)    The Company’s recovery obligation under this Section 6(j) shall not be affected by if or when restated financial statements are filed.

(iv)     Other Policies

In addition to the Recovery Policy set forth above, all Awards under the Plan are subject to all other recovery policies and clawback procedures of the Company, each as in effect and as amended from time to time.

7. Options
(a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and, with respect to Option grants to employees, shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.
(b) Exercise Price. The exercise price per Share of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price per Share of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, Section 424 of the Code, and may be less than one hundred percent (100%) of the Fair Market Value.
(c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.
(d)    Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.
(e) Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price per Share of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price per Share determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of a Share and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any

Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.
8. Restricted Stock and Restricted Stock Units
(a) Restricted Stock. The Committee, in its discretion, may grant Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.
(b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares or cash in the amount of the Fair Market Value of the Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Participant shall become entitled to receive at the time prescribed by the applicable Award Document (and subject to such additional conditions, if any, as prescribed herein) Shares or, if provided in the Award Document or at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares on the vesting date.
9. Stock Appreciation Rights
(a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or a combination of cash and Shares having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten (10) years.
(b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10. Performance Stock and Performance Share Units
(a) Performance Stock. The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.
(b) Performance Share Units. The Committee, in its discretion, may grant Performance Share Units to Eligible Individuals. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of Shares or cash, or a combination of Shares and cash.
11.    Non-Employee Director Awards

(a)    Annual Grant of RSUs to Non-Employee Directors. On December 3, 2019, the Board approved a program (the “Program”) under the Prior Plan for annual grants of Restricted Stock Units to Non-Employee Directors which Program will continue in effect and be implemented under this Plan. Pursuant to the Program, as of the date of the Annual Meeting for each year beginning after the Effective Date, each Non-Employee Director (each an “Eligible Director”) shall be granted Restricted Stock Units (the “Program RSUs”). The number of Program RSUs to be granted shall be established by resolution of the full Board from time to time, subject to the Plan’s limits. The terms of each Eligible Director’s Program RSUs shall be set forth in an Award Document.

(b)    Off-Cycle Appointment. If an individual become an Eligible Director on a date other than the date of an Annual Meeting, such Eligible Director shall be granted a pro rata number of Program RSUs for the Eligible Director’s service until the next Annual Meeting.
(c)    Vesting and Forfeiture of Unvested Program RSUs. The vesting date for each Program RSU granted at an Annual Meeting shall be the first anniversary of the date of the grant, and the vesting date for each Program RSU granted in respect of an off-cycle appointment shall be the first anniversary of the Annual Meeting immediately preceding the grant date. If an Eligible Director ceases to serve as a director of the Company before the vesting date of his or her Program RSUs, such unvested Program RSUs shall be immediately forfeited, and all rights of the former director with respect to such Program RSUs shall immediately terminate without any payment of consideration therefor; provided that the Program RSUs shall be fully vested if the Eligible Director’s term ends due to death or disability.
(d)    Payment. Unless otherwise provided in an Award Document, Program RSUs shall be settled in Shares as soon as practicable after the applicable vesting date, unless deferred in accordance with subsection (e) below.

(e)    Election to Defer Settlement of Program RSUs. Except as otherwise provided in an applicable Award Document, an Eligible Director may elect to defer settlement of his or her Program RSUs until a date determined by the Company that is within 60 days after the Eligible Director’s “separation from service”. Such deferral election shall be filed with the Company and irrevocable before the first day of the calendar year in which the affected RSUs are granted; provided that, for the year in which an individual first becomes eligible to defer compensation under a deferral arrangement involving the Company or any of its Affiliates, the election deadline shall be extended to the earlier of (i) the 30th day after the individual first becomes an Eligible Director or (ii) the day immediately preceding the grant date. For purposes of the Program, “separation from service” shall have the meaning prescribed by the Textron Inc. Deferred Income Plan for Non-Employee Directors, as amended.
12. Other Awards
The Committee shall have the authority to specify the terms and provisions of other forms of equity- or cash-based Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments or settlement in Shares.
13. Certain Restrictions
(a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 13(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration, to a member of the Participant’s family or household or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant’s family or household, in each case, with respect to whom such Award or the exercise thereof (as applicable) is covered by an effective registration statement under the Securities Act of 1933 (collectively, the “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.
(b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 13(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.
(c) Beneficiary Designation.  Subject to restrictions and procedures established by the Company, a Participant may, from time to time, name a beneficiary or beneficiaries to receive any benefit under the Plan in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including any default designation, and will be effective only when filed by the Participant (in such form or manner as may be prescribed by the Company) and received by the Company. No beneficiary designation shall be effective if received by the Company after the Participant’s death. In the absence of a valid designation by the Participant under the Plan, the Participant’s beneficiary shall be his beneficiary under the Company’s group life insurance plan or, if none, the Participant’s estate. If a beneficiary determined under this paragraph does not survive the Participant, or such designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be determined as if such deceased or disqualified beneficiary were never designated.

14. Recapitalization or Reorganization
(a) Authority of the Company and Shareholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted as determined by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted as determined by the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
15. Term of the Plan
Unless earlier terminated pursuant to Section 17, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date, and no Incentive Stock Option may be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board.
16. Effective Date
The Plan shall become effective on the Effective Date.
17. Amendment and Termination
Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension shall (a) be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NYSE, or (b) materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (i) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to take into account unusual or nonrecurring events or market conditions (including the events described in Section 14(b)), or (iii) to take into account significant acquisitions or dispositions of assets or other property by the Company. To the extent permitted by applicable law, the Board may (I) make a non-exclusive written delegation of its authority to amend the Plan to the Committee or to one or more officers of the Company and (II) authorize the Committee or delegated officers to make a further delegation of their authority to amend the Plan.

18. Miscellaneous
(a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by the Company withholding Shares that would otherwise be received by such individual or repurchasing Shares that were issued to the Participant to satisfy the (i) minimum statutory withholding rates within the United States, or (ii) in accordance with local tax jurisdictions outside the United States, as applicable, for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments. Regardless of the amount withheld or reported, the Participant or beneficiary shall be solely responsible for all taxes in respect of Awards (including taxes on imputed income), except the employer’s share of employment taxes.
(b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ or other service of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment or other service of such Eligible Individual at any time. No Award shall constitute salary or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.
(c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such Shares (i) has been registered under the Securities Act of 1933, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d)    Section 409A of the Code.  The Plan is intended, and shall be interpreted, to provide compensation that is exempt from Section 409A, or that complies with the applicable requirements of Section 409A. If any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without the consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.
(e) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or reside outside of the United States or to persons who are domiciled or reside in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.
(f) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including any tax obligations or obligations under a currency facility established in connection with the Plan.
(g) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
(h) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.
(i) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(j) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
(k) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(l) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(m) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
(n) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.
(o)  Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions that might otherwise point to a different jurisdiction.
(p)    Compliance with Individual Tax Requirements. The Company does not warrant that the Plan will comply with Section 409A or any other provision of the Code with respect to any Participant or with respect to any payment. In no event shall the Company; any Subsidiary; any director, officer, or employee of the Company or a Subsidiary; or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant as a result of the Plan’s failure to satisfy the requirements of Section 409A of the Code or any other requirements of applicable tax laws.